EXHIBIT 11

                            COMPUTATION OF PER SHARE DATA
                                     (UNAUDITED)

                                          Nine Months Ended          Three Months Ended
                                     ---------------------------    ----------------------
                                       Sept 30,        Sept 30,      Sept 30,    Sept 30,
                                         1996            1995          1996        1995
                                     -----------     -----------    ---------    ---------
Net Loss                               $(825,000)    $(2,404,000)   $(273,000)   $(304,000)
Preferred Stock dividend                (292,000)       (257,000)     (97,000)     (97,000)
                                     -----------     -----------    ---------    ---------

Loss applicable to Common Stock      $(1,117,000)    $(2,661,000)   $(370,000)   $(401,000)
                                     ===========     ===========    =========    =========

Primary:
Weighted average number of common
  shares outstanding                   4,681,765       4,408,044    4,681,765    4,503,719
                                     ===========     ===========    =========    =========

Net loss per share of Common Stock
(primary):                                 $(.24)          $(.60)       $(.08)       $(.09)
                                     ===========     ===========    =========    =========

Assuming Full Dilution:
Weighted average number of common
shares outstanding                     4,681,765       4,408,044    4,681,765    4,503,710
                                     ===========     ===========    =========    =========

Net loss per share of Common Stock
(assuming full dilution)(a)              $  (.24)        $  (.60)     $  (.08)     $  (.09)
                                     ===========     ===========    =========    =========

(a) Not presented because dilution is less than 3 percent from primary amounts.


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